Exhibit 23.1

FORM OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of BioVie Inc. on Form S-1 to be filed on or about April 30, 2019, of our audit report dated October 4, 2018, with respect to the financial statements of Biovie Inc. for the years ended June 30, 2018 and 2017. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

 /s/ D. BROOKS AND ASSOCIATES CPA’S, P.A.

D. BROOKS AND ASSOCIATES CPA’S, P.A.

Palm Beach Gardens, Florida

April 30, 2019